Exhibit 10.2

SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT, dated as of November 14, 2014 (this “Amendment”), to the Loan, Guaranty and Security Agreement, dated as of August 27, 2013 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Financing Agreement”), by and among Gordmans, Inc., a Delaware corporation (the “Borrower”), the guarantors from time to time party thereto and Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Cerberus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and, collectively, the “Agent”). All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

WHEREAS, the Loan Parties, the Agent and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Amendments.

(a) Liquidity. The following definition in Section 1.1 of the Financing Agreement is hereby amended and restated in its entirety:

“Liquidity” shall mean “Availability” as defined in the Revolver Agreement as in effect on the date hereof plus unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries (other than cash in the cash registers at Stores).

(b) New Definitions. The following new definitions are added to Section 1.1 of the Financing Agreement in their appropriate alphabetical order:

“Second Amendment” means the Second Amendment to Financing Agreement, dated as of November             , 2014, by and among the Borrower, the Guarantors, the Lenders party thereto and the Agent.”

“Second Amendment Effective Date” has the meaning specified therefor in Section 3 of the Second Amendment.

(c) Fixed Charge Coverage Ratio. Section 7.16(a) of the Financing Agreement is hereby amended and restated in its entirety as follows: “(a) RESERVED.”

(d) Leverage Ratio. Section 7.16(b) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(b) Leverage Ratio. Permit the Leverage Ratio of Ultimate Parent and its Subsidiaries as of the last day of any fiscal quarter ending nearest to the dates set forth below to be greater than the applicable ratio set forth below:

Fiscal Quarter	Maximum Leverage Ratio
October 31, 2014	2.81:1.00
January 31, 2015	4.00:1.00
April 30, 2015	4.00:1.00
July 31, 2015	4.25:1.00
October 31, 2015	4.75:1.00
January 31, 2016	5.00:1.00
April 30, 2016	4.50:1.00
July 31, 2016	4.25:1.00
October 31, 2016	4.00:1.00
January 31, 2017	3.75:1.00
April 30, 2017	3.50:1.00
July 31, 2017	3.25:1.00
October 31, 2017 and each fiscal quarter end thereafter	3.00:1.00

(e) Liquidity. Section 7.16(d) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“(d) Liquidity. Permit Liquidity to be less than (i) if the Fixed Charge Coverage Ratio of the Ultimate Parent and its Subsidiaries for the four (4) consecutive fiscal quarters of Ultimate Parent and its Subsidiaries most recently ended for which financial statements were required to be delivered hereunder is less than 1.10.1.00, $30,000,000 or (ii) if the Fixed Charge Coverage Ratio of the Ultimate Parent and its Subsidiaries for the four (4) consecutive fiscal quarters of Ultimate Parent and its Subsidiaries most recently ended for which financial statements were required to be delivered hereunder is greater than or equal to 1.10.100, $20,000,000.”

2. Representations and Warranties. Each Loan Party hereby jointly and severally represents and warrants to the Agent and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5 of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of any Loan Party to the Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Second Amendment Effective Date (as defined below) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date (except that Dsuch materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)), and, except for the Existing Defaults, no Default or Event of Default has occurred and is continuing as of the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Authorization; Enforceability. The execution, delivery and performance of this Amendment by each Loan Party, and the performance of the Financing Agreement, as amended hereby (i) are within the power and authority of each such Loan Party and have been duly authorized by all necessary action and (ii) have been duly authorized, executed and delivered by each such Loan Party and constitute legal, valid and binding obligations of each such Loan Party, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

3. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full, in a manner reasonably satisfactory to the Collateral Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Second Amendment Effective Date”):

(a) The Collateral Agent shall have received this Amendment, duly executed by each Loan Party, each Agent and each Lender signatory hereto.

(b) The Borrower shall pay to the Administrative Agent, for the account of each of the Lenders on a pro rata basis, a modification and waiver fee in the amount of $150,000, which fee shall be due on the Second Amendment Effective Date and shall be deemed fully earned as of the Second Amendment Effective Date.

(c) The Borrower shall pay concurrently with the closing of the transactions evidenced by this Amendment, all fees, costs, expenses and taxes then payable pursuant to Section 12.04 of the Financing Agreement.

(d) The Borrower shall make a voluntary prepayment of the Term Loans in an amount equal to $15,000,000 with the proceeds of a draw under the Revolver Agreement.

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Borrower, any Guarantor, the Agent, or any Lender.

(f) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of any Loan Party to the Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Second Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)), and, except for the Existing Defaults, no Default or Event of Default has occurred and is continuing as of the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms or any transactions contemplated herein. The Collateral Agent shall have received a certificate of an Authorized Officer, secretary or assistant secretary of each Loan Party, certifying as to the foregoing.

4. Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Second Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (c) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agent and the Lenders, or to grant to the Collateral Agent for the benefit of the Agent and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations or Guaranteed Obligations, as the case may be, of any Loan Party from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of any Loan Party, other than as expressly provided herein, including, without limitation, the Borrower’s obligation to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of any other Loan Party under any Loan Document to which it is a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

5. Release by the Loan Parties.

Effective on the Second Amendment Effective Date, each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges each Agent, each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom the Agent or any Lender would be liable if such persons or entities were found to be liable to the Loan Parties (each a “Releasee” and, collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which any Loan Party ever had from the beginning of the world, now has, or might hereafter have against any such Releasee, which Claims relate, directly or indirectly, to any act or omission by any Releasee that occurred on or prior to the date of this Amendment and relate, directly or indirectly, to the Financing Agreement, any other Loan Document, or any acts or omissions of any such Releasee that occurred on or prior to the date of this Amendment with respect to the Financing Agreement or any other Loan Document, or the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment and the duties and obligations set forth in the Loan Documents to be performed on or after the date of this Amendment. As to each and every Claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims, and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Financing Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Collateral Agent’s Lien on any item of Collateral under the Financing Agreement or the other Loan Documents. If any Loan Party or any of its respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

6. Reaffirmation.

(a) Borrowers. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. The Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to the Collateral Agent, on behalf and for the benefit of each Agent and each Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

(b) Guarantor. Each Guarantor hereby (i) consents to this Amendment; (ii) acknowledges and reaffirms all obligations owing by it to the Agent and Lenders under any Loan Document to which it is a party and represents and warrants that, after giving effect to this Amendment, all of its representations and warranties contained in the Loan Documents to which such Guarantor is a party are true, accurate and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as if made the date hereof (unless any such representation or warranty is expressly made as of a specific date, in which event it shall be true, accurate and complete as of such specified date), (iii) agrees that each Loan

Document to which it is a party is and shall remain in full force and effect and shall not be impaired or otherwise affected by the execution of this Amendment or any other document or instrument delivered in connection herewith, (iv) ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted by it, pursuant to and in connection with the Security Agreement and any other Loan Document to which such Guarantor is a party, to the Collateral Agent, on behalf and for the benefit of each Agent and each Lender, as collateral security for the Guaranteed Obligations of such Guarantor, and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof, and (v) ratifies and confirms its consent to any previous amendments of the Financing Agreement and any previous waivers granted with respect to the Financing Agreement. Although each of the Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the Guarantors understands that the Agent and the Lenders shall have no obligation to inform the Guarantors of such matters in the future or to seek the Guarantors’ acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.

7. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been incorrect in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f) The Borrower will pay on demand all reasonable fees, costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, costs and expenses of Schulte Roth & Zabel LLP, counsel to the Collateral Agent.

(g) Sections 1.4 and 18 of the Financing Agreement are incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:

GORDMANS, INC.

By:	/s/ Michael D. James
Name: Michael D. James
Title: Chief Financial Officer

GUARANTORS

GORDMANS MANAGEMENT COMPANY, INC.

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	Chief Financial Officer

GORDMANS DISTRIBUTION COMPANY, INC.

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	Chief Financial Officer

GORDMANS INTERMEDIATE HOLDINGS CORP.

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	Chief Financial Officer

GORDMANS STORES, INC.

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	Chief Financial Officer

GORDMANS LLC

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Senior Vice President

LENDERS

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.

By: Cerberus NJ Credit Opportunities GP, LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Managing Director

CERBERUS ASRS FUNDING LLC

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

ABLECO CAPITAL LLC

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Senior Vice President

CERBERUS ONSHORE LEVERED II LLC

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

CERBERUS ONSHORE II CLO LLC

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

CERBERUS AUS LEVERED II LP
By: CAL II GP LLC
Its: General Partner

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President

CERBERUS OFFSHORE LEVERED II LP

By: COL II GP Inc.
Its: General Partner

By:	/s/ Philip Lindenbaum
Name:	Philip Lindenbaum
Title:	Vice President